                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 26, 2004

                              EQUIDYNE CORPORATION
             (Exact name of registrant as specified in this charter)


          Delaware                     0-9922                04-2608713
(State or other jurisdiction        (Commission             (IRS Employer
     of incorporation)              File Number)         Identification No.)


           1620 - 400 Burrard Street, Vancouver, B.C., Canada V6C 3A6
               (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, including area code: (604) 408-8538

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On April 26, 2004, Equidyne Corporation (the "Company"), a Delaware corporation, consummated its acquisition (the "Acquisition") of all the stock of Cathay Merchant Group Limited ("CMG"), a company organized under the laws of Samoa, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated April 26, 2004. CMG is the Parent of CMG Ltd Shanghai ("CMG Shanghai").

         The Company paid a purchase price of $50,000 USD (the "Purchase Price") to acquire all of the stock of CMG and has thus committed to fully and adequately capitalize CMG Shanghai and to meet all commitments and obligations of CMG Shanghai as an operating company. The terms and conditions of the Acquisition are set forth in the Stock Purchase Agreement filed herewith as
Exhibit 2.1. The foregoing description of the Acquisition is qualified in its entirety by the full text of the Stock Purchase Agreement, which is incorporated herein by reference.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On November 27, 2003, Roy Zanatta resigned from the Board of Directors of Equidyne Corporation (the "Company"). On December 20, 2003, Mark Steinley resigned from the Company's Board of Directors. There were no disagreements with either Mr. Zanatta or Mr. Steinley.

         On April 26, 2004, the Company issued a press release announcing that its Board of Directors voted to expand the board to five (5) members. The Board also appointed the following three new directors: Lewis Cheung, Jelena Djordjevic-Lausevic, and Mirjana Lausevic-Zdravkovic. In addition, Michael Smith resigned from the Board of Directors and as the Chief Executive Officer and Chief Financial Officer of the Company. There are no immediate plans to fill the vacancy on the Board. On April 26, 2004, the Board appointed Mr. Cheung to serve as President, Secretary and Chief Financial Officer of the Company. The Company has previously announced that Roy Zanatta and Mark Steinley resigned from the Board on November 27, 2003 and December 20, 2003, respectively. There were no disagreements with either Mr. Zanatta or Mr. Steinley.

         Separately, the Company announced the newly-constituted Board's adoption of a new business strategy to pursue merchant banking projects in China, including but not limited to trade finance, representation of American and European companies with respect to Chinese investments, and strategic investments for its own behalf and on behalf of clients. In order to execute the new business strategy, the Company acquired CMG to capitalize on the opportunities in China in the merchant banking industry. Subject to shareholder approval, the Company will change its name from Equidyne Corporation to Cathay Merchant Group.

         In order to provide a possible source of funding for the international merchant banking activities of CMG, the Company has entered into a five-year $20.0 million Revolving Credit Facility (the "Facility") with MFC Merchant Bank, S.A. ("MFC"). Under the terms of the Facility, the proceeds must be used for general corporate purposes, working capital needs, and in connection with certain acquisitions. The Facility is secured by a pledge agreement and a promissory note. At MFC's option, the line of credit is convertible into shares of the Company's common stock. The Company intends to use its best efforts to obtain shareholder approval permitting MFC to convert the line of credit into 20% or more of the Company's outstanding common stock. The terms and conditions of the credit facility are set forth in the Credit Facility Agreement filed herewith as Exhibit 10.1. The foregoing description of the credit facility is qualified in its entirety by the full text of the Credit Agreement, which is incorporated herein by reference.

         In addition, the Company intends to finance the merchant banking operations by using the proceeds of a new equity issuance.
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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The following exhibits are filed with this report:

              Exhibit Number  Description
              --------------  -----------
               2.1            Stock Purchase Agreement, dated as of April 26,
                              2004, between Raj Kumar and the Company.

               10.1           Credit Facility Agreement, dated as of April 26,
                              2004, between MFC and the Company.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2004

                                     Equidyne Corporation

                                     By: /s/ Lewis Cheung
                                         ---------------------------
                                     Name:   Lewis Cheung
                                     Title:  Corporate Secretary
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                                  EXHIBIT INDEX

              Exhibit Number  Description
              --------------  -----------
               2.1            Stock Purchase Agreement, dated as of April 26,
                              2004, between Raj Kumar and the Company.

               10.1           Credit Facility Agreement, dated as of April 26,
                              2004, between MFC and the Company.